Exhibit 99.2
PART I — FINANCIAL INFORMATION
ITEM 1 — Financial Statements
REPUBLIC BANCORP INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET

	June 30,	December 31,
(Dollars in thousands)	2006	2005
	(Unaudited)	(Note 1)
Assets
Cash and cash equivalents	$64,019	$52,527
Mortgage loans held for sale	56,127	38,259
Securities available for sale, at market	902,926	861,623
Securities held to maturity, at cost	215,230	227,262
Loans, net of unearned income	4,829,488	4,628,258
Less allowance for loan losses	(43,124)	(42,122)

Net loans	4,786,364	4,586,136
Federal Home Loan Bank stock (at cost)	80,437	80,525
Premises and equipment	26,605	26,586
Bank owned life insurance	118,491	116,519
Other assets	96,391	92,329

Total assets	$6,346,590	$6,081,766

Liabilities
Noninterest-bearing deposits	$294,663	$284,932
Interest bearing deposits:
NOW accounts	180,375	187,190
Savings and money market accounts	830,175	932,048
Retail certificates of deposit	1,191,906	1,102,188
Wholesale deposits	564,328	636,585

Total interest-bearing deposits	2,766,784	2,858,011

Total deposits	3,061,447	3,142,943
Federal funds purchased and other short-term borrowings	643,823	709,300
Short-term FHLB advances	500,000	218,000
Long-term FHLB advances and security repurchase agreements	1,621,467	1,489,432
Accrued expenses and other liabilities	62,669	67,632
Long-term debt	50,000	50,000

Total liabilities	5,939,406	5,677,307

Shareholders’ Equity
Preferred stock, $25 stated value; $2.25 cumulative and convertible; 5,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $5 par value; 100,000,000 shares authorized; 74,451,000 and 74,976,000 issued and outstanding, respectively	372,257	374,882
Capital surplus	33,777	36,721
Retained earnings	19,519	3,114
Accumulated other comprehensive loss	(18,369)	(10,258)

Total shareholders’ equity	407,184	404,459

Total liabilities and shareholders’ equity	$6,346,590	$6,081,766

See notes to consolidated financial statements.

REPUBLIC BANCORP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share data)	2006	2005	2006	2005

Interest Income:
Interest and fees on loans	$78,205	$67,457	$152,364	$131,921
Interest on investment securities and FHLB stock dividends	14,410	13,280	28,650	24,657

Total interest income	92,615	80,737	181,014	156,578

Interest Expense:
Deposits	22,800	16,667	44,162	31,855
Short-term borrowings	14,099	8,325	25,569	13,945
Long-term FHLB advances and security repurchase agreements	17,180	15,919	32,984	31,549
Long-term debt	1,075	1,075	2,150	2,150

Total interest expense	55,154	41,986	104,865	79,499

Net interest income	37,461	38,751	76,149	77,079
Provision for loan losses	1,750	1,400	3,150	2,900

Net interest income after provision for loan losses	35,711	37,351	72,999	74,179

Noninterest Income:
Mortgage banking income	2,184	3,232	4,019	9,057
Service charges	3,315	3,008	6,308	5,689
Gain on sale of securities	6	292	68	727
Gain on sale of SBA loans	269	561	817	953
Income from bank owned life insurance	981	1,080	1,960	2,093
Other noninterest income	1,204	713	2,066	1,405

Total noninterest income	7,959	8,886	15,238	19,924

Noninterest Expense:
Salaries and employee benefits	11,406	12,350	23,726	25,766
Occupancy expense of premises	2,433	2,495	5,124	5,196
Equipment expense	1,419	1,599	2,853	3,223
Other noninterest expense	4,819	4,815	9,346	9,946

Total noninterest expense	20,077	21,259	41,049	44,131

Income before income taxes	23,593	24,978	47,188	49,972
Provision for income taxes	7,197	7,503	14,375	15,190

Net Income	$16,396	$17,475	$32,813	$34,782

Basic earnings per share	$.22	$.23	$.44	$.45

Diluted earnings per share	$.22	$.23	$.44	$.45

Average common shares outstanding — diluted	75,116	77,578	75,333	77,948

Cash dividends declared per common share	$.11	$.10	$.22	$.20

See notes to consolidated financial statements.

REPUBLIC BANCORP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Six Months Ended
	June 30,
(In thousands)	2006	2005

Cash Flows From Operating Activities:
Net income	$32,813	$34,782
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	3,610	4,707
Stock-based compensation expense	955	1,163
Net gains on sale of securities available for sale	(68)	(727)
Net gains on sale of commercial and residential real estate loans	(675)	(3,492)
Proceeds from sale of mortgage loans held for sale	164,242	296,070
Origination of mortgage loans held for sale	(182,110)	(334,341)
Net increase in other assets	(3,359)	(14,658)
Net decrease in other liabilities	(4,963)	(124)
Other, net	1,020	56

Total adjustments	(21,348)	(51,346)

Net cash provided by (used in) operating activities	11,465	(16,564)

Cash Flows From Investing Activities:
Proceeds from sale of securities available for sale	10,021	130,985
Proceeds from calls and principal payments of securities available for sale	33,257	63,304
Proceeds from principal payments of securities held to maturity	12,029	21,067
Purchases of securities available for sale	(97,581)	(407,078)
Purchases of securities held to maturity	—	(50,921)
Proceeds from sale of commercial and residential real estate loans	13,483	196,726
Net increase in loans made to customers	(213,146)	(262,890)
Purchases of premises and equipment	(2,501)	(2,163)

Net cash used in investing activities	(244,438)	(310,970)

Cash Flows From Financing Activities:
Net decrease in total deposits	(81,496)	(11,125)
Net (decrease) increase in short-term borrowings	(65,477)	181,475
Net increase in short-term FHLB advances	282,000	147,500
Proceeds from long-term FHLB advances and security repurchase agreements	194,483	83,250
Payments on long-term FHLB advances and security repurchase agreements	(62,163)	(38,703)
Net proceeds from issuance of common shares	724	6,790
Excess tax benefits of stock-based awards	263	—
Repurchase of common shares	(8,507)	(25,379)
Dividends paid on common shares	(15,362)	(14,370)

Net cash provided by financing activities	244,465	329,438

Net increase in cash and cash equivalents	11,492	1,904
Cash and cash equivalents at beginning of period	52,527	53,671

Cash and cash equivalents at end of period	$64,019	$55,575

See notes to consolidated financial statements.

REPUBLIC BANCORP INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
Note 1 — Basis of Presentation
The accompanying unaudited consolidated financial statements of Republic Bancorp Inc. and Subsidiaries (the “Company”) have been prepared in accordance with U. S. generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes necessary for a comprehensive presentation of financial position, results of operations and cash flow activity required by U. S. generally accepted accounting principles for complete financial statements. In the opinion of management, all normal recurring adjustments necessary for a fair presentation of results have been included. Operating results for the three and six months ended June 30, 2006 are not necessarily indicative of the results that may be expected for the year ending December 31, 2006. The balance sheet as of December 31, 2005 was derived from the audited financial statements as of that date. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.
Management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and accompanying notes, as well as the amounts of revenues and expenses reported during the periods covered by those financial statements and accompanying notes. Actual results could differ from these estimates.
Note 2 — Principles of Consolidation
The consolidated financial statements include the accounts of the parent company, Republic Bancorp Inc. and its wholly owned bank subsidiary, Republic Bank (including its wholly-owned subsidiaries Quincy Investment Services, Inc., Republic Bank Real Estate Finance, LLC and Republic Management Company, Inc.). All significant intercompany accounts and transactions have been eliminated in consolidation.
Note 3 — Announced Merger with Citizens Banking Corporation
On June 27, 2006, Citizens Banking Corporation (NASDAQ symbol CBCF) and Republic Bancorp Inc. announced that they have agreed to merge Republic into Citizens to create the new Citizens Republic Bancorp in a transaction valued at approximately $1.048 billion in stock and cash. The transaction is projected to close in the fourth quarter of 2006, subject to regulatory and shareholder approvals. Based on June 30, 2006 information, Citizens Republic Bancorp will have $14.2 billion in assets, $8.7 billion in deposits, $2.6 billion in trust assets under administration, and 273 branches and loan production offices in five Midwest states. For further information regarding this matter, see our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 27, 2006 or go to the Investor Relations section on our website at www.republicbancorp.com.

Note 4 — Consolidated Statements of Cash Flows
Supplemental disclosures of cash flow information for the six months ended June 30, include:

(In thousands)	2006	2005

Cash paid during the period for:
Interest	$104,674	$77,970
Income taxes	$15,578	$14,762

Non-cash investing activities:
Loan charge-offs	$2,871	$3,596
Loans transferred to other real estate owned	$7,718	$9,928
Certain reclassifications have been made within the operating activities section of the consolidated statement of cash flows for the six months ended June 30, 2005 in order to conform to the 2006 presentation.
Note 5 — Comprehensive Income
The following table sets forth the computation of comprehensive income:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands)	2006	2005	2006	2005

Net income	$16,396	$17,475	$32,813	$34,782

Unrealized holding (losses) gains on securities, net of tax (credit) of ($2,844), $4,851, ($4,344) and $815, respectively	(5,282)	9,009	(8,067)	1,514
Reclassification adjustment for gains included in net income, net of tax of $2, $102, $24 and $254, respectively	(4)	(190)	(44)	(473)

Net unrealized (losses) gains on securities, net of tax	(5,286)	8,819	(8,111)	1,041

Comprehensive income	$11,110	$26,294	$24,702	$35,823

Note 6 — Intangible Assets
The following table summarizes the Company’s core deposit intangible asset which is subject to amortization:

	June 30,	December 31,
(In thousands)	2006	2005

Core Deposit Intangible Asset:
Gross carrying amount	$10,883	$10,883
Accumulated amortization	8,306	7,880

Net book value	$2,577	$3,003

Amortization expense on the core deposit intangible asset totaled $217,000 and $244,000 for the quarters ended June 30, 2006 and 2005, and $426,000 and $497,000 for the six months ended June 30, 2006 and 2005, respectively. The Company expects core deposit intangible amortization expense to be $861,000, $868,000, $690,000, $156,000 and $156,000 for each of the years ending December 31, 2006, 2007, 2008, 2009 and 2010, respectively.

Note 7 — Earnings Per Share
The following table sets forth the computation of basic and diluted earnings per share:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share data)	2006	2005(1)	2006	2005(1)

Numerator for basic and diluted earnings per share:
Net income	$16,396	$17,475	$32,813	$34,782

Denominator for basic earnings per share – weighted-average shares	74,530	76,737	74,695	77,083
Effect of dilutive securities:
Stock options	552	785	595	804
Warrants	34	56	43	61

Dilutive potential common shares	586	841	638	865

Denominator for diluted earnings per share – adjusted weighted-average shares for assumed conversions	75,116	77,578	75,333	77,948

Basic earnings per share	$.22	$.23	$.44	$.45

Diluted earnings per share	$.22	$.23	$.44	$.45

(1)	Share amounts for period presented have been adjusted to reflect the issuance of stock dividends.
Note 8 — Segment Information
The Company’s operations are managed as three major business segments: (1) commercial banking, (2) retail banking and (3) mortgage banking. The commercial banking segment consists of commercial lending to small- and medium-sized companies, primarily in the form of commercial real estate and Small Business Administration (SBA) loans. The retail banking segment consists of home equity lending, other consumer lending and the deposit-gathering functions. Deposits and consumer loan products are offered through 80 retail branch offices of Republic Bank, which are staffed by personal bankers and loan originators. The mortgage banking segment is comprised of mortgage loan production. Mortgage loan production is conducted in all offices of Republic Bank. Treasury and Other is comprised of balance sheet management activities that include the securities portfolio, residential real estate mortgage portfolio loans and non-deposit funding. Treasury and Other also includes unallocated corporate expenses such as corporate overhead, including accounting, data processing, human resources, operation costs and any corporate debt.

The following table presents the financial results of each business segment for the three months ended June 30, 2006 and 2005.

				Treasury and
(In thousands)	Commercial	Retail	Mortgage	Other	Consolidated

For the Three Months Ended June 30, 2006
Net interest income from external customers	$32,492	$(9,357)	$2,490	$11,836	$37,461
Internal funding	(14,820)	34,053	(1,497)	(17,736)	—

Net interest income	17,672	24,696	993	(5,900)	37,461
Provision for loan losses(2)	622	—	159	969	1,750
Noninterest income	1,360	3,403	3,295	(99)	7,959
Noninterest expense	2,452	7,548	3,654	6,423	20,077

Income before taxes	15,958	20,551	475	(13,391)	23,593
Income taxes	5,585	7,193	166	(5,747)	7,197

Net income	$10,373	$13,358	$309	$(7,644)	$16,396

Depreciation and amortization	$18	$689	$227	$1,076	$2,010
Capital expenditures	$—	$525	$60	$370	$955
Net identifiable assets (in millions)	$1,762	$2,761	$196	$1,628	$6,347
Return on equity(1)	23.72%	40.63%	14.01%	n/m	16.08%
Return on assets	2.37%	1.93%	0.70%	n/m	1.05%
Efficiency ratio	12.88%	26.86%	85.21%	n/m	43.38%

				Treasury and
(In thousands)	Commercial	Retail	Mortgage	Other	Consolidated

For the Three Months Ended June 30, 2005
Net interest income from external customers	$25,898	$(6,642)	$3,047	$16,448	$38,751
Internal funding	(10,770)	32,416	(1,225)	(20,421)	—

Net interest income	15,128	25,774	1,822	(3,973)	38,751
Provision for loan losses(2)	1,156	255	163	(174)	1,400
Noninterest income	885	3,069	4,069	863	8,886
Noninterest expense	3,004	8,068	5,001	5,186	21,259

Income before taxes	11,853	20,520	727	(8,122)	24,978
Income taxes	4,149	7,182	254	(4,082)	7,503

Net income	$7,704	$13,338	$473	$(4,040)	$17,475

Depreciation and amortization	$25	$725	$441	$1,211	$2,402
Capital expenditures	$2	$210	$44	$1,262	$1,518
Net identifiable assets (in millions)	$1,624	$2,914	$266	$1,271	$6,075
Return on equity(1)	19.31%	38.64%	16.38%	n/m	17.00%
Return on assets	1.93%	1.84%	0.82%	n/m	1.16%
Efficiency ratio	18.76%	27.97%	84.89%	n/m	44.01%

(1)	Capital is allocated as a percentage of assets of 10% and 5% for the commercial and mortgage banking segments, respectively and is allocated as a percentage of deposits of 5% for the retail segment.

(2)	The provision for loan losses for each segment reflects net charge-offs in each segment and the maintenance of a fixed allowance for loan losses to loans ratio.
n/m — Not meaningful

The following table presents the financial results of each business segment for the six months ended June 30, 2006 and 2005.

				Treasury and
(In thousands)	Commercial	Retail	Mortgage	Other	Consolidated

For the Six Months Ended June 30, 2006
Net interest income from external customers	$63,222	$(17,749)	$4,883	$25,793	$76,149
Internal funding	(28,155)	67,722	(2,895)	(36,672)	—

Net interest income	35,067	49,973	1,988	(10,879)	76,149
Provision for loan losses(2)	1,308	100	254	1,488	3,150
Noninterest income	2,308	6,453	6,213	264	15,238
Noninterest expense	5,429	15,480	7,962	12,178	41,049

Income before taxes	30,638	40,846	(15)	(24,281)	47,188
Income taxes	10,723	14,296	(5)	(10,639)	14,375

Net income	$19,915	$26,550	$(10)	$(13,642)	$32,813

Depreciation and amortization	$36	$1,372	$451	$1,751	$3,610
Capital expenditures	$1	$1,912	$132	$456	$2,501
Net identifiable assets (in millions)	$1,762	$2,761	$196	$1,628	$6,347
Return on equity(1)	23.03%	40.10%	(0.22)%	n/m	16.04%
Return on assets	2.30%	1.91%	(0.01)%	n/m	1.06%
Efficiency ratio	14.53%	27.43%	97.09%	n/m	44.12%

				Treasury and
(In thousands)	Commercial	Retail	Mortgage	Other	Consolidated

For the Six Months Ended June 30, 2005
Net interest income from external customers	$50,124	$(12,842)	$6,268	$33,529	$77,079
Internal funding	(20,561)	64,112	(3,092)	(40,459)	—

Net interest income	29,563	51,270	3,176	(6,930)	77,079
Provision for loan losses(2)	1,908	537	238	217	2,900
Noninterest income	1,590	5,856	9,124	3,354	19,924
Noninterest expense	5,944	16,069	9,922	12,196	44,131

Income before taxes	23,301	40,520	2,140	(15,989)	49,972
Income taxes	8,155	14,182	749	(7,896)	15,190

Net income	$15,146	$26,338	$1,391	$(8,093)	$34,782

Depreciation and amortization	$54	$1,467	$865	$2,321	$4,707
Capital expenditures	$16	$584	$63	$1,500	$2,163
Net identifiable assets (in millions)	$1,624	$2,914	$266	$1,271	$6,075
Return on equity(1)	19.14%	38.16%	23.60%	n/m	16.88%
Return on assets	1.91%	1.82%	1.18%	n/m	1.17%
Efficiency ratio	19.08%	28.13%	80.67%	n/m	45.00%

(1)	Capital is allocated as a percentage of assets of 10% and 5% for the commercial and mortgage banking segments, respectively and is allocated as a percentage of deposits of 5% for the retail segment.

(2)	The provision for loan losses for each segment reflects net charge-offs in each segment and the maintenance of a fixed allowance for loan losses to loans ratio.
n/m — Not meaningful

Note 9 — Stock Based Compensation
The Company maintains various stock-based compensation plans that provide for its ability to grant stock options, stock warrants and restricted shares to selected employees and directors.
Effective January 1, 2003, the Company adopted the fair value method of recording stock options under SFAS 123, Accounting for Stock-Based Compensation. In accordance with the transitional guidance of SFAS 148, Accounting for Stock-Based Compensation — Transition and Disclosure, the fair value method of accounting for stock options was applied prospectively to awards granted subsequent to January 1, 2003. Since 2003, the Company has generally awarded restricted stock in lieu of stock option grants. Effective January 1, 2006, the Company adopted SFAS No. 123 (revised), Share-Based Payment (SFAS 123(R)) utilizing the modified prospective approach.
Under the modified prospective approach, SFAS 123(R) applies to new awards and to awards that were outstanding on January 1, 2006 that are subsequently modified, repurchased or cancelled. Under the modified prospective approach, compensation cost recognized in the first six months of fiscal 2006 includes compensation cost for all share-based payments granted prior to, but not yet vested as of January 1, 2006, based on the grant-date fair value estimated in accordance with the original provisions of SFAS 123, and compensation cost for all share-based payments granted subsequent to January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS 123(R). Accordingly, prior periods were not restated to reflect the impact of adopting the new standard.
The Company utilizes a Black-Scholes option-pricing model to value options and warrants granted to employees and non-employee directors in accordance with SFAS 123 and SFAS 123(R). There have been no grants of warrants and no significant grants of options since 2002. The fair value of restricted stock awards is determined based on the closing trading price of the Company’s shares on the grant date. Stock-based compensation expense is recognized on a straight-line basis over the vesting period, which is equivalent to the requisite service period. Upon retirement, employees forfeit any unvested awards.
The adoption of SFAS 123(R) did not have a significant impact on income before income taxes or net income for the six months ended June 30, 2006 and had no impact on basic or dilutive earnings per share.
The Company receives a tax deduction for certain stock option and stock warrant exercises during the period the options and warrants are exercised, generally for the excess of the price at which the options and warrants are sold over the exercise prices. The Company also receives an additional tax deduction for restricted stock that vests at a market price in excess of the price at the date of grant. Prior to the adoption of SFAS 123(R), the Company reported all tax benefits resulting from stock-based compensation as operating cash flows in the consolidated statements of cash flows. In accordance with SFAS 123(R), for the six months ended June 30, 2006, the Company reported the tax benefits in excess of recognized compensation expense, which totaled $263,000, as financing cash flows on the consolidated statement of cash flows.
The Company has elected to adopt the alternative transition method provided in the Financial Accounting Standards Board Staff Position No. FAS 123(R)-3 (FSP-123(R)-3) Transition Election Related to Accounting for Tax Effects of Share-Based Payment Awards for calculating the tax effects of stock-based compensation under SFAS No. 123(R). The alternative transition method includes simplified methods to establish the beginning balance of the additional paid-in capital pool (APIC pool) related to the tax effects of employee stock-based compensation, and to determine the subsequent impact on the APIC pool and consolidated statements of cash flows of the tax effects of employee stock-based compensation awards that are outstanding and fully or partially unvested upon adoption of SFAS No. 123(R).
The compensation cost that has been charged to expense for the Company’s stock-based compensation plans was $569,000 and $645,000 for the second quarters of 2006 and 2005, respectively and $955,000 and $1.2 million for the six months ended June 30, 2006 and 2005, respectively. Such expense is included in salaries and employee benefits on the consolidated statements of income. The total income tax benefit recognized in the income statement for the stock-based compensation arrangements was $199,000 and $226,000 for the second quarters of 2006 and 2005, respectively and $334,000 and $407,000 for the six months ended June 30, 2006 and 2005, respectively.

The following table presents net income and earnings per share had compensation cost for the Company’s stock-based compensation plans been determined in accordance with SFAS No. 123(R) for all outstanding and unvested awards for the three and six months ended June 30, 2005.

	Three Months	Six Months
	Ended	Ended
	June 30,	June 30,
(Dollars in thousands, except per share data)	2005	2005

Net income (as reported)	$17,475	$34,782
Add: Stock-based employee compensation expense included in reported net income, net of related tax effects	419	756
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(473)	(890)

Net income (pro forma)	$17,421	$34,648

Basic earnings per share (as reported)	$.23	$.45
Basic earnings per share (pro forma)	.23	.45

Diluted earnings per share (as reported)	$.23	$.45
Diluted earnings per share (pro forma)	.22	.44
Stock Options
The Company awards stock options to officers and key employees under the 1998 Stock Option Plan (1998 Plan) and the 1997 Stock Option Plan (1997 Plan). The 1998 Plan, which was approved by the Company’s shareholders and adopted effective February 19, 1998, and was amended April 26, 2000, authorizes the issuance of up to 4,207,456 options to purchase common shares at exercise prices equal to the market value of the Company’s common stock on the date of grant. Of the 4,207,456 options to purchase common shares under the 1998 Stock Option Plan, up to 1,948,717 options may be issued pursuant to options which may be granted under the Voluntary Management Stock Accumulation Program which was also approved by the Company’s shareholders and adopted effective February 19, 1998. Options are exercisable according to a four-year vesting schedule whereby 25% vest annually, based on the one through four year anniversary of the grant date. Options granted pursuant to the Voluntary Management Stock Accumulation Program fully vest after the third anniversary date of the option grant date. All options have a maximum contractual life of ten years from the date of grant. At June 30, 2006 and December 31, 2005, options available for future grant under the 1998 Stock Option Plan totaled 1,112,262 and 1,106,021, respectively. Options available for future grant under the 1997 Stock Option Plan totaled 451,066 at both June 30, 2006 and December 31, 2005.

The following table presents stock option activity for the six months ended June 30, 2006:

			Weighted	Aggregate
		Weighted-	Average	Intrinsic
		Average	Remaining	Value
	Number of	Exercise	Contractual	(in
	Options	Price	Term	thousands)

Outstanding at January 1, 2006	2,367,472	$7.05
Granted	—	—
Exercised	(84,644)	5.36
Forfeited, cancelled and expired	(6,241)	8.60

Outstanding at June 30, 2006	2,276,587	$7.11	3.4	$12,022

Exercisable at June 30, 2006	2,271,168	$7.10	3.4	$12,014

The total intrinsic value of options exercised during the six months ended June 30, 2006 and 2005 was $558,000 and $1.7 million, respectively. Net cash proceeds from the exercise of stock options were $454,000 for the six months ended June 30, 2006. The actual income tax benefit realized from stock option exercises was $161,000 for the same period. As of June 30, 2006, the unrecognized compensation cost related to unvested options outstanding was insignificant and the impact of forfeitures on both the expense recognized and the remaining unrecognized expense is insignificant.
Stock Warrants
The Company has a Director Compensation Plan that was approved by its shareholders and provides for its ability to issue 1,500 warrants annually to each of the Company’s outside directors. Stock warrants were granted at exercise prices equal to the market value of the Company’s common stock on the date of grant, were immediately exercisable, and had maximum contractual lives of ten years. At June 30, 2006, 143,435 warrants were outstanding with exercise prices ranging from $4.80 to $9.97. Starting in 2003, in lieu of warrants, an annual retainer payable in common stock was issued to each director. At June 30, 2006, the aggregate intrinsic value of warrants outstanding was $730,000. The total intrinsic value of warrants exercised in the six months ended June 30, 2006 was $290,000. The actual income tax benefit realized from stock warrant exercises was $101,500 for the same period.
Incentive Stock Plan
The Company’s Incentive Stock Plan, which was approved by the Company’s shareholders, authorizes the grant of restricted common shares so that the total number of restricted shares that may be outstanding at any time under the Plan shall not exceed five percent of the issued and outstanding common stock of the Company. At June 30, 2006, the maximum number of authorized shares allowed for grant totaled 3,722,573. Restriction periods for these shares exist for a period of one to four years. Restricted shares are forfeited if employment is terminated before the restriction period expires. As of June 30, 2006 and December 31, 2005, 745,751 and 795,998 common shares, respectively, have been awarded and are still subject to restrictions under the Incentive Stock Plan. Compensation expense is recognized over the restriction period and is included in salaries and employee benefits expense in the consolidated statements of income.

The following table summarizes the restricted (nonvested) shares for the six months ended June 30, 2006:

		Weighted-
		Average
		Grant Date
	Shares	Fair Value

Nonvested at January 1, 2006	795,998	$11.811
Granted	91,144	12.270
Vested	(118,366)	12.817
Forfeited	(23,025)	11.915

Nonvested at June 30, 2006	745,751	$11.704

Compensation expense for restricted stock totaled $904,000 and $1.2 million for the six months ended June 30, 2006 and 2005, respectively. As of June 30, 2006, there was $3.7 million of unrecognized compensation cost related to restricted stock. That cost is expected to be recognized over a weighted-average period of 1.60 years. The total fair value of shares that vested during the first six months of 2006 was $1.4 million based on the market value on the date of vesting.
Stock Repurchases
The Company has a policy of repurchasing shares on the open market to satisfy stock option exercises and restricted stock awards. During the six months ended June 30, 2006, the Company repurchased 714,700 shares at a weighted average repurchase price of $11.90 per share. Shares repurchased during 2006 in excess of stock option exercises and restricted stock awards have been cancelled.
Note 10 — Off-Balance Sheet Instruments
In the normal course of business, the Company becomes a party to transactions involving financial instruments with off-balance sheet risk to meet the financing needs of its customers and to manage its own exposure to interest rate risk. These financial instruments include commitments to extend credit and standby letters of credit that are not reflected in the consolidated financial statements. The contractual amounts of these instruments express the extent of the Company’s involvement in these transactions as of the balance sheet date. These instruments involve, to varying degrees, elements of credit risk, market risk and liquidity risk in excess of the amount recognized in the consolidated balance sheets. However, management believes that they do not represent unusual risks for the Company.
Commitments to extend credit are legally binding agreements to lend cash to a customer as long as there is no breach of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require the payment of a fee. Standby letters of credit guarantee the performance of a customer to a third party. The Company issues these guarantees primarily to support public and private borrowing arrangements, real estate construction projects, bond financing and similar transactions.
The credit risk associated with commitments to extend credit and standby letters of credit is essentially the same as that involved with direct lending. Therefore, these instruments are subject to the Company’s loan review and approval procedures and credit policies. Based upon management’s credit evaluation of the counterparty, the Company may require the counterparty to provide collateral as security for the agreement, including real estate, accounts receivable, inventories and investment securities. The maximum credit risk associated with these instruments equals their contractual amounts and assumes that the counterparty defaults and the collateral proves to be worthless. The total contractual amounts of commitments to extend credit and standby letters of credit do not necessarily represent future cash requirements, since many of these agreements may expire without being drawn upon. During 2004, the Company reclassified $2.8 million of its allowance for loan losses to a separate allowance for probable credit losses inherent in unfunded loan commitments. The separate allowance is included in “accrued expenses and other liabilities” and the balance was $1.9 million at June 30, 2006. Deferred revenue recorded for standby letters of credit was $309,000 and $342,000 at June 30, 2006 and December 31, 2005, respectively.

The following table presents the contractual amounts of the Company’s off-balance sheet financial instruments outstanding at June 30, 2006 and December 31, 2005.

	June 30,	December 31,
(In thousands)	2006	2005

Financial instruments whose contract amounts represent credit risk:
Commitments to fund residential real estate loans	$160,480	$201,846
Commitments to fund commercial real estate construction loans and lines of credit	348,847	375,054
Commitments to fund the pipeline of commercial real estate loans	179,054	225,878
Other unused commitments to extend credit	414,448	418,158
Standby letters of credit	119,568	125,338
Note 11 — Legal Proceedings
The Company’s subsidiary is a party to litigation and claims arising in the normal course of its activities. Although the amount of ultimate liability, if any, with respect to such matters cannot be determined with reasonable certainty, management, after consultation with legal counsel, believes that the aggregate liability, if any, resulting from such matters would not have a material adverse effect on the Company’s consolidated financial condition.
Note 12 — Pending Accounting Pronouncements
The FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109, (FIN 48) in July 2006. FIN 48 clarifies the accounting for uncertain tax positions in accordance with SFAS 109, Accounting for Income Taxes, and requires the Company to recognize, in its financial statements, the impact of a tax position, if it is more likely than not that the tax position is valid and would be sustained on audit, including resolution of related appeals or litigation processes, if any. Only tax positions that meet the “more likely than not” recognition criteria at the effective date may be recognized or continue to be recognized in the financial statements upon the adoption of FIN 48. The Interpretation provides guidance on measurement, de-recognition of tax benefits, classification, accounting disclosure, and transition requirements in accounting for uncertain tax positions. Changes in the amount of tax benefits recognized resulting from the application of the provisions of this Interpretation would result in a one-time non-cash charge to be recorded as a change in accounting principle via a cumulative adjustment to the opening balance of retained earnings in the period of adoption. FIN 48 is effective for fiscal years beginning after December 15, 2006. Accordingly, the Company will adopt the provisions of FIN 48 for the first quarter 2007 and is currently evaluating the guidance contained in FIN 48 to determine the effect adoption of the guidance will have on the Company’s financial condition and results of operations.